Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated March 1, 2007, February 4, 2008, as to the effects of the restatement discussed in Note 1 (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the restatement discussed in Note 1, the Corporation’s adoption of Statement of Financial Accounting Standard No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R)” and the Corporation’s use of the equity method of accounting to recognize its investment in BlackRock, Inc.) relating to the consolidated financial statements of The PNC Financial Services Group, Inc. (the “Corporation”) appearing in this Annual Report on Form 10-K of the Corporation for the year ended December 31, 2007 in the following Registration Statements:

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Forms S-8 relating to the Corporation’s 1997 Long-Term Incentive Award Plan (formerly the Corporation’s 1987 Senior Executive Long-Term Incentive Award Plan, as amended, the 1992 Long-Term Incentive Award Plan ) (Nos. 33-28828, 33-54960, 333-53806, and 333-110758)

•	Forms S-3 relating to the Corporation’s Dividend Reinvestment and Stock Purchase Plan (Nos. 333-19003 and 333-136807)

•	Form S-8 relating to the Corporation’s Employee Stock Purchase Plan (No. 333-25867)

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Forms S-8 relating to the Corporation’s Incentive Savings Plan (formerly The PNC Financial Services Group, Inc. Incentive Savings Plan and PNC Retirement Savings Plan) (Nos. 33-25140, 333-03901, 333-65042, and 333-139347)

•	Forms S-8 relating to the Corporation’s Supplemental Incentive Savings Plan and the Corporation and Affiliates’ Deferred Compensation Plan (Nos. 333-18069, 333-65040, and 333-136808)

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Forms S-3 relating to the shelf registration of capital securities of PNC Capital Trust C, PNC Capital Trust D, PNC Capital Trust E and PNC Capital Trust F, fully and unconditionally guaranteed, to the extent described therein, by the Corporation (Nos. 333-50651, 333-50651-01, 333-50651-02, 333-50651-03, and 333-50651-04)

•	Form S-8 relating to the Corporation’s 1996 Executive Incentive Award Plan (No. 333-74666)

•	Form S-8 relating to the PFPC Inc. Retirement Savings Plan (No. 333-115388)

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Form S-3 relating to the shelf registration of debt securities of PNC Funding Corp, unconditionally guaranteed by the Corporation, and/or warrants to purchase such debt securities, and/or common stock and/or preferred stock and/or depositary shares of the Corporation and/or warrants to purchase such common stock, preferred stock and/or depositary shares and purchase contracts which include an indeterminate number of shares of common stock, preferred stock, or depositary shares, as applicable, issuable upon settlement of such contracts and units comprised of a combination of any of the other securities (Nos. 333-126294 and 333-126294-01)

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Form S-3 relating to the shelf registration of securities of the Corporation that may be offered for sale from time to time by shareholders of the Corporation who acquired those shares in connection with the Corporation’s acquisition of Harris Williams & Co. (No. 333-130744)

•	Forms S-8 relating to the Corporation’s 2006 Incentive Award Plan (Nos. 333-134169, 333-139345, and 333-143182)

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Form S-3 relating to the shelf registration of debt securities and warrants to be issued by PNC Funding Corp and common stock, preferred stock, purchase contracts, units, warrants, guarantees, and depository shares to be issued by the Corporation (Nos. 333-139912 and 333-139912-01)

•	Form S-3 relating to the shelf registration of capital securities of PNC Capital Trusts E, F, G and H (Nos. 333-139913, 333-139913-04, 333-139913-03, 333-139913-02, and 333-139913-01)

•	Form S-4 relating to the Corporation’s acquisition of Sterling Financial Corporation (No. 333-149076)

•	Form S-4 relating to Yardville Capital Trust II (No. 333-149333)

/s/ Deloitte & Touche LLP

Pittsburgh, Pennsylvania

February 28, 2008